                                                                     EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of June 10, 2004 by and among JAKKS Pacific, Inc., a Delaware corporation ("JAKKS"), and those Persons identified on Schedule I hereto (each, a "Stockholder").

                              W I T N E S S E T H :

        WHEREAS, JPI/V Acquisition Corp. (the "Company") and JP-PA (HK) Limited ("JAKKS HK") are acquiring substantially all of the assets of Play Along, Inc. ("Play Along"), PA Distribution, Inc. ("PA Distribution") and Play Along (Hong
Kong) Limited ("PA Hong Kong" and, together with Play Along and PA Distribution, the "Play Along Companies"), pursuant to an asset purchase and sale agreement, dated as of June 10, 2004, by and among JAKKS Pacific, Inc. ("JAKKS"), the Company, JAKKS HK, Play Along, PA Distribution, PA Hong Kong and each of the Stockholders (the "Purchase Agreement") in exchange for consideration consisting of cash and shares of JAKKS common stock, par value $0.001 per share ("JAKKS Common Stock");

        WHEREAS, each of the Play Along Companies intend to promptly distribute to the Stockholders in accordance with their respective equity interests the consideration received from the transactions contemplated by the Purchase Agreement, including the shares of JAKKS Common Stock;

        WHEREAS, the Stockholders desire to provide for the possible sale of their shares of JAKKS Common Stock subject hereto in the public market after the above-described distribution and have required, as a condition precedent to the Closing of the transactions contemplated by the Purchase Agreement, that JAKKS commit to register such shares under the applicable securities laws;

        WHEREAS, JAKKS has agreed to enter into this Agreement with the Stockholders, subject to the Closing of the transactions contemplated by the Purchase Agreement; and

        WHEREAS, it is intended by JAKKS and the Stockholders that this Agreement shall become effective immediately upon the issuance of JAKKS Common Stock pursuant to the Purchase Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

        1.     Certain Definitions.

        In addition to other capitalized terms defined elsewhere herein, the following capitalized terms shall have the following meanings:

               (a) "Agreement" means this Registration Rights Agreement, as amended or supplemented.


                                    EX-4.1-1

               (b) "Blue Sky Filing" means any registration statement, notification or other Notice required to be filed, given or made pursuant to any Blue Sky Law in connection with any offering of the Registrable Securities.

               (c) "Blue Sky Laws" means the laws of any state, the District of Columbia, or any territory or other jurisdiction in the United States governing the purchase and/or sale of securities in such jurisdiction.

               (d) "Commission" means the U.S. Securities and Exchange
Commission.

               (e) "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               (f) "JAKKS Securities Claims" has the meaning provided for in
Section 4(b) below.

               (g) "Notice" means any notice given to, or any declaration, filing, registration or recordation made, with any Person.

               (h) "Order" means any judgment, order, writ, decree, award, directive, ruling or decision of any Governmental Entity.

               (i) "Person" means any natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, Government Entity, or any group of the foregoing acting in concert.

               (j) "Proceeding" means any action, suit, arbitration, audit, investigation or other proceeding, at law or in equity, before or by any Government Entity.

               (k) "Register," "registered," "registration" and "registration statement" shall refer to a registration of securities to be offered and sold under a registration statement filed with the Commission pursuant to the Securities Act.

               (l) "Registrable Securities" means the shares of JAKKS Common Stock issued and delivered to the Play Along Companies in connection with the Closing of the transactions contemplated by the Purchase Agreement and subsequently distributed to the Stockholders, as set forth on Schedule I hereto (or any securities into which such shares are convertible or for which such shares are exchangeable pursuant to any capital reorganization or reclassification of JAKKS).

               (m) "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               (n) "Stockholders' Securities Claims" has the meaning provided for in Section 4(a) below.

Capitalized terms used, but not otherwise defined, herein shall have the respective meanings assigned to them in the Purchase Agreement.

        2. Registration Rights.

               (a) Registration Statement. JAKKS shall prepare and file with the Commission, within ninety (90) days after the later of (i) the Closing Date and
(ii) the distribution of the Registrable Securities by the Play Along Companies to the Stockholders, a Registration Statement on Form S-3 covering the Registrable Securities and shall use commercially reasonable efforts to cause such registration statement to be declared effective by the Commission within one hundred fifty (150) days after the Effective Date, or as soon as practicable thereafter, so as to permit, when such registration statement becomes effective, the sale of the Registrable Securities in conformity with Section 5 of the Securities Act. JAKKS, in its sole discretion, may include in the registration statement covering the Registrable Securities any issued or authorized but unissued securities of JAKKS for sale by JAKKS or its other security holders. JAKKS, however, shall not be obligated to file such registration statement or effect any registration of the Registrable Securities pursuant to this Section 2 if JAKKS shall furnish to the Stockholders a certificate signed by the President of JAKKS stating that, in the good faith judgment of JAKKS' board of directors, it would be materially adverse to JAKKS and its stockholders for such registration statement to be filed or such registration to be effected at that time, in which event JAKKS shall have the right to defer the filing of the registration statement for a period of not more than ninety (90) days. Until the requirements of this paragraph (a) have been satisfied by JAKKS, JAKKS agrees to maintain its eligibility to file a Registration Statement on form S-3 covering the Registrable Securities, provided that the rules governing the eligibility to use Form S-3 are not changed in any material respect from those in effect as of the date hereof.

               (b) Preparation, Filing and Maintenance of Registration Statement. With respect to the registration statement to be prepared by JAKKS under this Agreement, JAKKS shall, at its sole expense, as expeditiously as reasonably practicable:

                      (i) prepare and file with the Commission a registration statement necessary to permit the sale of the Registrable Securities in the public securities markets upon the effectiveness of such registration statement, and such amendments and supplements to such registration statement and the prospectus included therein as may be necessary, to the extent reasonably practicable, to cause such registration statement to be declared effective by the Commission

                      (ii) maintain the effectiveness of such registration statement for so long as may be reasonably necessary or advisable to enable the Stockholders to consummate the disposition of the Registrable Securities; provided, that, JAKKS shall not be required to keep such registration in effect at any time after the earlier to occur of (a) the disposition of the Registrable Securities in accordance with the manner of disposition set forth in the registration statement relating thereto, or (b) twelve months after the date such registration statement becomes effective;

                      (iii) furnish to each Stockholder such number of conformed copies of such registration statement and of each amendment or supplement thereto (in each case excluding all exhibits and documents incorporated by reference therein) and such number of copies of any prospectus included in such registration statement as such Stockholder may reasonably request in order to facilitate the sale of the Registrable Securities in the public securities markets;

                      (iv) register or qualify the Registrable Securities under the Blue Sky Laws of each state governing the purchase or sale of securities as each Stockholder may reasonably request, keep such registration or qualification in effect for so long as such registration statement remains in effect and take any other action that may be reasonably necessary or advisable to enable the Stockholders to consummate the disposition in such states of the Registrable Securities; provided that JAKKS shall not be required to keep such registration or qualification in effect at any time after the earlier to occur of (a) the disposition of the Registrable Securities in accordance with the manner of disposition set forth in the registration statement relating thereto, or (b) twelve months after the date such registration statement becomes effective; and provided further that JAKKS shall not be required (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction;

                      (v) notify each Stockholder promptly when the registration statement or any amendment thereto has been filed and when it has become effective; and

                      (vi) cause all of the Registrable Securities covered by the registration statement to be listed on each securities exchange, or designated for inclusion in each automated interdealer quotation system, on which the JAKKS Common Stock is then listed or included.

               (c) Limitations on Registrations. In addition to its rights under
Section 2(a) above, JAKKS may delay the filing, or the making of a request for the acceleration of effectiveness, of a registration statement pursuant to this
Section 2 or withdraw or suspend the effectiveness of a registration statement covering the Registrable Securities that has become effective if, in the good faith judgment of JAKKS' board of directors, JAKKS would be required to include in such registration statement or the prospectus included therein (or in an amendment or supplement thereto) material information that at that time could not be publicly disclosed without interfering with any financing, acquisition, corporate reorganization or other material development or transaction then pending or as to which JAKKS has taken substantive steps to structure or negotiate. JAKKS shall promptly make such filing or amendment as is reasonably necessary to complete, restore or reinstate such registration statement (or the effectiveness thereof) when the conditions leading to such delay, suspension or withdrawal no longer apply.

               (d) Stockholders' Obligations. It is a condition precedent to JAKKS' obligation to register any Registrable Securities pursuant hereto that
(a) the Stockholders cooperate with JAKKS in the preparation of the Registration Statement (or any amendment thereto), including providing any information with respect to the Stockholders required to be included therein, and (b) in the case of an underwritten public offering, the terms and conditions of the underwriting agreement or any related agreement applicable to or affecting JAKKS shall be reasonably acceptable to JAKKS.

        3. Preparation; Reasonable Investigation. In connection with the preparation and filing of the registration statement and any amendments thereto and any Blue Sky Filing, JAKKS shall give each Stockholder and its counsel, accountant and other advisors the opportunity to review, in each case, a reasonable time prior to its filing, the registration statement, each prospectus included therein or filed with the Commission, each document incorporated by reference therein and each amendment thereof or supplement thereto and any related Blue Sky Filing in order to verify the accuracy of any factual information concerning the Stockholders. JAKKS shall pay for all registration and filing fees, printing expenses and fees and disbursements of JAKKS' counsel and JAKKS' accountants in connection with the preparation, review and filing of the registration statement or any related Blue Sky Filing pursuant to this Agreement; provided, however, that the Stockholders shall pay underwriting discounts and commissions applicable to the sale of the Registrable Securities and any advisory or professional fees incurred on their own behalf.

        4. Indemnification.

               (a) Stockholders' Indemnity. Each Stockholder, jointly and severally, shall indemnify and defend JAKKS and each stockholder, director, officer, employee and agent of JAKKS against, and hold each of them harmless from, any loss, liability, obligation, damage or expense (including reasonable attorneys' fees and disbursements) which any of them may suffer or incur incidental to any claim or any Proceeding against any of them arising out of, based upon or resulting from an untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incidental to the registration or qualification of the Registrable Securities that is required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, which statement or omission is made in reliance upon and in conformity with written information furnished to JAKKS by the Stockholders for use in the preparation thereof, or any violation by any Stockholder or its Affiliates of the Securities Act or Blue Sky Laws applicable to them and relating to action or inaction required of such Stockholder or its Affiliates in connection with such registration or qualification under such Blue Sky Laws ("Stockholders' Securities Claims").

                      (b) JAKKS' Indemnity. JAKKS shall indemnify and defend each Stockholder and hold each of them harmless from, any loss, liability, obligation, damage or expense (including reasonable attorneys' fees and disbursements) which any of them may suffer or incur incidental to any claim or any Proceeding against any of them arising out of, based upon or resulting from an untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document prepared and/or furnished by JAKKS incidental to the registration or qualification of the Registrable Securities that is required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by JAKKS or its Affiliates of the Securities Act or Blue Sky Laws applicable to them and relating to action or inaction required of JAKKS or its Affiliates in connection with such registration or qualification under such Blue Sky Laws ("JAKKS' Securities Claims"); provided, however, that JAKKS shall not be liable in any such case to the extent that such Securities Claims arise out of or are based upon (A) an untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, the registration statement, such preliminary prospectus or such prospectus or such amendment or supplement or any document incident to the registration or qualification of the Registrable Securities made in reliance upon and in conformity with written information furnished to it by the Stockholders or any other holder of such Registrable Securities or their respective agents for use in the preparation thereof or (B) the Stockholders' or any other holder of such Registrable Securities or their respective agents' failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after JAKKS has furnished the Stockholders with a sufficient number of copies of the same.

               (c) Claims Procedure. Promptly after Notice to an indemnified party of any claim or the commencement of any Proceeding by a third party involving any loss, liability, obligation, damage or expense referred to in
Section 4(a) or 4(b), such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party, give written Notice to the latter of the commencement of such claim or Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided that the failure of any indemnified party to give such Notice shall not relieve the indemnifying party of its obligations under such Section, except to the extent that the indemnifying party is actually prejudiced by the failure to give such Notice. In case any such Proceeding is brought against an indemnified party, and provided that proper Notice is duly given, the indemnifying party shall assume and control the defense thereof insofar as such Proceeding involves any loss, liability, obligation, damage or expense in respect of which indemnification may be sought hereunder, with counsel selected by the indemnifying party (and reasonably satisfactory to such indemnified party), and, after Notice from the indemnifying party to such indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the indemnified party as a result of the settlement or compromise thereof (without the written consent of the indemnifying party), except that, if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either such party reasonably determines with advice of counsel that a material conflict of interest between such parties may exist in respect of such Proceeding, the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf, and, in either such case, after Notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any reasonable legal or other expenses, including without limitation reasonable attorneys' fees and disbursements incurred by the indemnified party in such defense; provided, however, that the indemnifying party shall not be liable for such expenses on account of more than one separate firm of attorneys (and, if necessary, local counsel) at any time representing such indemnified party in connection with any Proceeding or separate Proceedings in the same jurisdiction arising out of or based upon substantially the same allegations or circumstances. If the indemnifying party shall assume the defense of any such Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement or compromise in respect of any claim or Proceeding which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding and (ii) involves solely monetary damages (and not injunctive or other equitable relief or any admission of guilt or fault). Provided that proper Notice is duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, if and in the manner required hereunder, the indemnified party may respond to, contest and defend against such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover the entire cost and expense thereof, including without limitation reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof, from the indemnifying party. Any indemnification required to be made hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

        (d) Limitations.

                      (i) Any other provision hereof notwithstanding, no indemnified party shall be entitled to any indemnification under this Agreement to the extent that it actually receives or is entitled to receive any amount in respect of any loss, liability, obligation, damage or expense from other sources, including without limitation insurance or third-party indemnity; provided that such indemnified party shall not be required to commence any Proceeding to collect any such amount.

                      (ii) The indemnification obligations under this Agreement are independent of any other indemnification obligations that any of the parties hereto may have to one another under any other agreement between or among them.

        5. Covenants of the Stockholders.


               (a) Each Stockholder agrees, and shall cause any permitted assignee to agree, that during the twelve (12) month period following the Closing Date, he (and any permitted assignee(s)) shall be permitted to sell: (i) no more than twenty five percent (25%) of his Registrable Securities during the first 90 days following the Closing Date; (ii) no more than fifty percent (50%) of his Registrable Securities during the next 90 days (days 91-180) following the Closing Date; (iii) no more than seventy five percent (75%) of his Registrable Securities during the next 90 days (days 181-270) following the Closing Date; and (iv) all or any lesser percentage of his Registrable Securities during the next 90 days (days 271-360) following the Closing Date. Notwithstanding the foregoing, the restrictions set forth in this Section 5(a) shall not apply in any 90-day period in which the closing sale price of the JAKKS Common Stock, as reported on the Nasdaq National Market, has exceeded $25.00 for five (5) consecutive trading days.

               (b) Each Stockholder agrees, and shall cause any permitted assignee to agree, that, at the request of the underwriters managing a registered public offering, such Stockholder shall not offer, sell, contract to sell or otherwise dispose of any JAKKS Common Stock, or any securities convertible into or exchangeable or exercisable for JAKKS Common Stock, during the 15-day period prior to, and the 90-day period beginning on, the effective date of the underwritten registration; provided, that, any Registrable Securities then owned by each Stockholder (and any permitted assignee(s)) are included in that underwritten public offering, without any right of cut-back on the part of the managing underwriters. In order to ensure compliance with the provisions of this Section 5(b), JAKKS agrees to notify each Stockholder as to the status and proposed effective date of any registration statement of JAKKS that is filed with the Commission.

        6. Miscellaneous.

               (a) Limitation of Authority. Except as expressly provided herein, no provision hereof shall be deemed to create any partnership, joint venture or joint enterprise or association among the parties hereto, or to authorize or to empower any party hereto to act on behalf of, obligate or bind any other party hereto.

               (b) Fees and Expenses. Except as otherwise provided herein, each party hereto shall bear such fees and expenses as may be incurred by it in connection with this Agreement.

               (c) Notices. All notices which are required by or may be given pursuant to the terms of this Agreement must be in writing and must be delivered personally, sent by certified mail, return receipt requested, postage prepaid, facsimile (with written confirmation of transmission) provided, that, notice is also sent via first class, postage prepaid, mail, or sent for next-day delivery by a nationally recognized overnight delivery service as follows:

               to JAKKS:

                      22619 Pacific Coast Highway, Suite 250
                      Malibu, California 90265
                      Attn:  President
                      Fax:   (310) 456-7799

               with a copy to:

                      Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP 750 Lexington Avenue
                      New York, New York 10022
                      Attn:  Geoffrey A. Bass, Esq.
                      Fax:   (212) 888-7776

               to any Stockholder at his address on Schedule I

               with a copy to:

                      Sonnenschein Nath & Rosenthal LLP
                      8000 Sears Tower
                      Chicago, Illinois  60606
                      Attn:  Kenneth G. Kolmin, Esq.
                      Fax:   (312) 876-7934

Any of the addresses set forth above may be changed from time to time by written notice from the party requesting the change.

Such notices and other communications will be treated for all purposes of this Agreement as being effective immediately if delivered personally or by facsimile (with written confirmation of transmission) or five days after mailing by certified mail, return receipt requested, first class postage prepaid, or one day after deposit for next business day delivery by a nationally recognized overnight delivery service.

               (d) Amendment. Except as otherwise expressly provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signed by or on behalf of the parties hereto.

               (e) Waiver. No course of dealing or omission or delay on the part of any party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

               (f) Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York without regard to principles of choice of law or conflict of laws.

               (g) Remedies. In the event of any actual or prospective breach or default by any party hereto, any other party hereto shall be entitled to equitable relief from any court of competent jurisdiction, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit any party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages; provided, however, that the indemnification provisions of Section 4 shall be the sole and exclusive remedy, as among the parties hereto, with respect to any claim for monetary damages under this Agreement.

               (h) Severability. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

               (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.

               (j) Further Assurances. Each party hereto agrees to cooperate fully with the other parties in connection with preparing and filing any Notices or documents in connection with any registration hereunder. Each party hereto shall promptly execute, deliver, file or record such agreements, instruments, certificates and other documents and perform such other and further acts as any other party hereto may reasonably request or as may otherwise be reasonably necessary or proper, to effect any such registration.

               (k) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any Person not a party hereto.

               (l) Assignment. Except for personal estate planning purposes on the part of any Stockholder (which planning JAKKS shall be notified of), this Agreement, and each right, interest and obligation hereunder, may not be assigned by any party hereto without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be void and without effect.

               (m) Titles and Captions. The titles and captions of the Articles and Sections of this Agreement are for convenience of reference only and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof.

               (n) Grammatical Conventions. Whenever the context so requires, each pronoun or verb used herein shall be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein shall be construed in the masculine, feminine or neuter sense.

               (o) References. The terms "herein," "hereto," "hereof," and "hereunder," and other terms of similar import, refer to this Agreement as a whole, and not to any Section or other part hereof.

               (p) No Presumptions. Each party hereto acknowledges that it has participated, with the advice of counsel, in the preparation of this Agreement. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that any other party hereto drafted or controlled the drafting of this Agreement.

               (q) Exhibits and Schedules. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated in their entirety herein by this reference.

               (r) Entire Agreement. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, commitments or arrangements, whether oral or written, relating thereto.

        IN WITNESS WHEREOF, JAKKS, by its duly authorized officers, and the Stockholders have duly executed this Agreement as of the date first above written.

                                    JAKKS PACIFIC, INC.



                                    By:
                                        ----------------------------------------
                                        Jack Friedman
                                        Chairman and Chief Executive Officer


                                    --------------------------------------------
                                    Charles Emby



                                    --------------------------------------------
                                    Jay Foreman



                                    --------------------------------------------
                                    Lawrence Geller

                                                                      SCHEDULE I

                                  STOCKHOLDERS


-----------------------------------------------------------------------------------------
                                                                               NUMBER
NAME                                                                          OF SHARES
-----------------------------------------------------------------------------------------
Emby, Charles
7303 Ballantrae Lane                                                           299,602
Boca Raton, Florida  33496

Foreman, Jay
3700 South Ocean Boulevard, #1010                                              299,602
Highland Beach, Florida  33487

Geller, Lawrence
3730 N.E. 24th Avenue                                                          149,801
Lighthouse Point, Florida  33064


                                     S-I-1